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                                                                    Exhibit 99.6

                           NON-COMPETITION AGREEMENT

     AGREEMENT (this "Agreement") made as of the 30th day of June, 1998 by and between Alan B. Landis residing at 983 Park Avenue, New York, New York 10028 ("Mr. Landis") and Boston Properties, Inc., a Delaware corporation, with a principal place of business at 8 Arlington Street, Boston, Massachusetts 02116 (together with its subsidiaries, the "Company").

     WHEREAS, Mr. Landis is a party to a certain Contribution and Conveyance Agreement dated as of June 30, 1998 (as may be amended, supplemented or modified from time to time, the "Contribution Agreement") providing for the contribution and conveyance to the Company of certain partnership interests and assets; and

     WHEREAS, it is a condition to the closing of the Contribution Agreement that Mr. Landis be appointed to the Board of Directors of the Company (the "Board"); and

     WHEREAS, it is a condition to such appointment that Mr. Landis enter into the non-competition, confidentiality and other agreements set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Mr. Landis and the Company agree as follows:

     1.   Noncompetition.

          (a) Except as provided in subparagraph 1(c) below, Mr. Landis covenants and agrees that for so long as he serves as a director of the Company, Mr. Landis shall not, without the prior written consent of the Company (which shall be authorized by approval of the Board, including the approval of a majority of the independent Directors of the Company), directly or, to his knowledge indirectly, take any of the following actions (any such action, a "Restricted Action") except on behalf of the Company or its affiliates or pursuant to a written agreement with the Company:

              (i) engage, participate or assist in, either individually or as an owner, partner, employee, consultant, director, officer, trustee, or agent of any business that engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management, or leasing of any commercial real estate property (other than any property acquired, developed, constructed, operated, managed or leased by any company or person incidentally as part of its business, primarily for its own occupancy; provided that the reference to "business" in this clause (i) shall not include any person or entity which is not meaningfully engaged in commercial real estate activities for profit and for which commercial real estate activities are an insignificant part of its overall business activities;
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               (ii)  intentionally interfere with, disrupt or attempt to
disrupt the relationship, contractual or otherwise, between the Company or its affiliates and any tenant, supplier, contractor, lender, employee, or governmental agency or authority; or

               (iii) compete for, solicit, divert, or take away, or attempt to divert or take away, any of the tenants or employees of the Company or its affiliates, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity.

          (b) Notwithstanding the foregoing, none of the following actions shall constitute Restricted Actions:

               (i) acquisitions of, sales of, exercise of voting rights, exercise or conversion of options or convertible securities, and other actions with respect to, Minority Interest Passive Investments;

               (ii) actions taken in the capacity as a director of, or advisor to, any charitable or other tax exempt organization on behalf of such organization;

               (iii) any action taken in connection with the Contribution
                     Agreement, the Properties Under Development Agreement, or the Development Agreement (but only with respect to the Service Companies, the Properties Under Development, the Development Properties and any Withdrawn Properties under (and as defined in) such agreements);

               (iv) any action involving the management, maintenance and operation of the following property interests currently owned, leased or managed by Alan Landis: Brunswick Hilton Hotel & Tower in East Brunswick, New Jersey; and East Brunswick Racquet Club in East Brunswick, New Jersey.

               (v)   any action taken in his capacity as a member of the Board;
                     or

               (vi) any action taken in accordance with the Management Agreement made as of April 18, 1995 between Essential Facilities XIV, Inc. and Diversified Management Services, L.P.

     A "Minority Interest Passive Investment" means (x) an investment in any securities (including partnership interests or membership interests in limited liability companies) that represent a non-controlling, minority interest in an entity or (y) an investment made in any debt securities or loans or the making of loans (a "Debt Investment"), in the case of either (x) or (y) with the purpose or intent of obtaining a return on such investment but without

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management by Mr. Landis of the property or business to which such investment directly or indirectly relates and without any meaningful business or strategic consultation by Mr. Landis with such entity.

          (c) This Paragraph 1 shall not apply and shall be of no force or effect following a Change of Control. For this purpose a "Change of Control" shall be deemed to occur if persons who, as of the effective date of Mr. Landis' appointment to the Board, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to such date whose election was approved by a vote of at least two-thirds of the Incumbent Directors or whose nomination for election was approved by a nominating committee comprised of Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director.

     2.   Records/Nondisclosure/Company Policies.

          (a) General. All records, financial statements and similar documents obtained, reviewed or compiled by Mr. Landis in the course of the performance by him of his duties to the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Mr. Landis shall have no rights in such documents under any circumstances.

          (b) Confidential Information. For a period of three years following the date upon which Mr. Landis ceases to serve as a director of the Company, except as required by applicable law, the rules of the New York Stock Exchange or as may be required in connection with any registration under the Registration Rights Agreement (as defined in the Contribution Agreement) or otherwise in connection with the performance of his duties to the Company, Mr. Landis will not disclose to any person or entity (other than the Company, other members of the Board or executive officers of the Company or any attorney engaged by Mr. Landis (provided that Mr. Landis shall obtain appropriate assurances as to the confidential treatment of such information by any such attorney)), or use for his own benefit or gain, any confidential information of the Company obtained by him incident to his role as a director of the Company or otherwise. Mr. Landis shall take all reasonable steps to safeguard any confidential information and to protect such confidential information against disclosure, misuse, loss, or theft. The term "confidential information" includes, without limitation, financial information, business plans, prospects, and opportunities which have been discussed or considered by the management of the Company, but does not include any information which has become part of the public domain or which has been generally disseminated on a non-confidential basis to third parties, in either case by means other than Mr. Landis' non-observance of his obligations hereunder.

     This Paragraph 2 shall survive the termination of this Agreement.

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     3.   Reasonable and Necessary Restrictions.  Mr. Landis acknowledges and agrees that the restrictions contained in Paragraphs 1 and 2 are reasonable, fair and equitable in scope, term and duration, in view of the business in which the Company is engaged, Mr. Landis' role as a director of the Company and Mr. Landis' participation as a party to the Contribution Agreement and related agreements. Mr. Landis further acknowledges that such restrictions are necessary to protect the legitimate business interests of the Company and are supported by the substantial benefits that will accrue to him as a result of the closing of the Contribution Agreement and related agreements and his appointment as a director of the Company.

     4. Conflicting Agreements. Mr. Landis hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     5. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice for the parties are as shown above, or as subsequently modified by written notice.

     6. Miscellaneous. This Agreement (i) constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings and (ii) in connection with a sale of substantially all of the assets of Boston Properties, Inc., or a merger or consolidation of Boston Properties, Inc. into another person, may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.
The term "person" as used herein includes any individual, corporation, partnership, limited liability company, trust or other entity.

     7. Amendment. No term or provision of this Agreement may be amended, modified or supplemented except by the mutual consent of the parties in writing.

     8. Arbitration; Other Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. The award of the arbitrators shall be final and binding and non-appealable and may if necessary be enforced by any court of competent jurisdiction. Notwithstanding the foregoing, either party may apply to any court located in New York, New York or Boston, Massachusetts, with competent jurisdiction, and seek interim provisional injunctive or equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.

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     9.   Severability.  If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by an arbitration in accordance with paragraph 8 or by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard, to the fullest extent permitted by law, to any conflicts of law rules which might apply the laws of any other jurisdiction).

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     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.



                              BOSTON PROPERTIES, INC.



                              By: /s/ William J. Wedge
                                 -----------------------------------------
                                 William J. Wedge
                                 Senior Vice President



                                 /s/ Alan B. Landis
                                 -----------------------------------------
                                 Alan B. Landis



                 [Signature Page to Non-Competition Agreement]

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